UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2024

QMIS TBS CAPITAL GROUP CORP.

(Exact name of registrant as specified in charter)

Delaware	333-238872	32-0619708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55-6, The Boulevard Office,

Lingkaran Syed Putra, Mid Valley City,

59200, Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+(60)3 2282 6066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2024, the board of directors (the “Board”) of QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”) , appointed four additional members of the Board: Dr. Hj Mazlan Bin Ahmad; Lee Chang Yee; Wei Chen, Jerry; and Lim Bing Khim, effective as of that date.

Dr. Mazlan, 55, has served on the Operation Review Panel with the Malaysian Anti-Corruption Commission since April 2020, and currently serves as the Executive Chairman of Finterra Technologies, Sdn Bhd, Kuala Lumpur, a position he has held since October 2017. Dr. Mazlan has served as Senior Vice President and Head of Group Enterprise Governance at RHB Banking Group from April 2014 to October 2015, before which he served as Deputy Director in the Financial Intelligence and Enforcement Department of Bank Negara Malaysia (Central Bank of Malaysia) from November 2008 to March 2014. Dr. Mazlan has a Bachelor Degree in Accounting from the International Islamic University Malaysia, a Master of Business Administration - Entrepreneurship/Entrepreneurial Studies in 2017 from the University International of Georgia, and a Doctorate in Business Admins, Business Administration and Management, General from the Akademia Górnośląska im. Wojciecha Korfantego.

Mr. Lee, 42, has more than 12 years’ experience in the oil and gas industry and the housing construction and development sector. Since 2018, Mr. Lee has been serving as the founder of Chang Dynasty Sdn Bhd, a property development firm. Since 2018, Mr. Lee also has been serving as the founder of Chang Dynasty Resources Sdn Bhd, a smart home technology company. Mr. Lee completed his O-Levels at James Cook University, Australia.

Dr. Mazlan and Mr. Lee have both previously served on the Company’s Board.

Mr. Chen, 40, currently serves as the Chief Executive Officer of Yellow Duck Capital Sdn. Bhd., a full-service corporate advisory firm, with deep ties to the Asian market with a global footprint.  Mr. Chen has over 10 years’ experience in capital markets, and specializes in guiding companies through Initial Public Offerings (IPOs), fund management, corporate mergers and acquisitions, and market valuation management.  Mr. Chen has served as a strategic advisor for the Guinea National Economic Zone Industrial Fund, and was honored as a “National Economic Contributor” by the Minister of Finance of Guinea in 2017.  Mr. Chen has worked with several companies to help them become listed on the US capital markets, both through IPOs as well as through merger transactions.  Mr. Chen received a Master of Business Administration (MBA) from University Kebangsaan Malaysia (UKM) in 2022.

Mr. Lim, 46, currently serves as the Chief Executive Officer of Yi Kim International Ltd., a company focused on strategic investments and ventures across a multitude of business sectors. Mr. Lim has over 17 years of experience in trading and a wealth of market knowledge, and has experience in identifying potential and fostering business growth. Mr. Lim also has a background in providing strategic counsel and insights to Government-Linked Companies in Malaysia, and he devotes time to mentoring aspiring entrepreneurs. Mr. Lim graduated from Setpak High School Kuala Lumpur.

There are no arrangements or understandings between the Company and the newly appointed executive officers or directors and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024

QMIS TBS CAPITAL GROUP CORP.

By:	/s/ Yung Kong Chin
Yung Kong Chin
Chief Executive Officer